Exhibit 10.15
AMENDMENT NO. 1
          This AMENDMENT NO. 1, dated as of August 15, 2008 (this “Agreement”) is entered into by and among ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (the “Borrower”), LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, “LaSalle”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) (capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement defined below) and the Lenders signatory hereto.
RECITALS
          WHEREAS, the Borrower has entered into that certain Third Amended and Restated Loan and Security Agreement, dated as of June 29, 2007, among the Borrower, the Administrative Agent, the Collateral Agent, LaSalle, as LC Issuer, JPMorgan Chase Bank, N.A. (in its individual capacity, “JPM”), as Documentation Agent, and the Lenders party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and
          WHEREAS, the Borrower has requested to amend certain provisions of the Loan Agreement.
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION ONE. AMENDMENTS.
     1.1 Clause (B)(a)(3) of the definition of “Change in Control” in Section 1.14 of the Loan Agreement is hereby amended by deleting the brackets in the phrase “[thirty-five percent (35%)]” so such phrase provides as follows: “thirty-five percent (35%)”.
     1.2 Section 1.72 of the Loan Agreement is hereby amended and restated in its entirety to clarify the reference to the correct Exhibit to the Information Certificate so such Section provides as follows:
     ““Permitted Holders” shall mean the persons listed on Exhibit B to the Information Certificate under the headings of “Shareholders” and “Permitted Holders”, their respective successors and assigns, and any Strategic Purchaser.”
     1.3 Each Lender hereby agrees that its Commitment and Pro Rata Share on the Amendment Effective Date (as hereinafter defined) are as set forth in the columns “Total Commitment” and “New Pro Rata Share” in the table below:

	Existing		Total	Old Pro Rata	New Pro
Lender	Commitment	Increase	Commitment	Share	Rata Share
LaSalle Bank National Association	$75,000,000	$10,000,000	$85,000,000	50.0%	42.5%
Wachovia Capital Finance Corporation (Central)	$45,000,000	$24,000,000	$69,000,000	30.0%	34.5%
JPMorgan Chase Bank, N.A.	$30,000,000	$16,000,000	$46,000,000	20.0%	23.0%
     1.4 After giving effect to the increase to the existing commitments as set forth in the table above, Section 2.1(d) of the Loan Agreement is deleted in its entirety.
SECTION TWO. AGREEMENTS AMONG THE PARTIES HERETO.
     2.1 JPM and Wachovia Capital Finance Corporation (Central) (“WCF”) each hereby agree to purchase, and LaSalle hereby agrees to sell, a portion of the Loans and Letter of Credit Accommodations outstanding on the Amendment Effective Date (the “Outstanding Exposure”) such that the Outstanding Exposure held by each Lender shall be equal to its Pro Rata Share (as set forth in the column “New Pro Rata Share” in the above table). To give effect to the preceding sentence, on the Amendment Effective Date, without further action by any Lender, (i) WCF shall be deemed to have purchased a portion of the Outstanding Exposure equal to 4.5% from LaSalle, (ii) JPM shall be deemed to have purchased a portion of the Outstanding Exposure equal to 3.0% from LaSalle, (iii) LaSalle shall be deemed to have sold a portion of the Outstanding Exposure equal to 4.5% to WCF, and (iv) LaSalle shall be deemed to have sold a portion of the Outstanding Exposure equal to 3.0% to JPM (collectively, the “Assignments and Assumptions”). Each of the Lenders, Administrative Agent and Borrower agrees that (a) notwithstanding any provision in the Loan Agreement to the contrary, the Assignments and Assumptions shall become effective without the execution and delivery of any Assignment and Acceptance with respect thereto, (b) if the consummation of the Assignments and Assumptions would otherwise cause the Borrower to pay “breakage costs”, JPM and WCF each agree to purchase, and LaSalle agrees to sell, a participation in the Outstanding Exposure such that the Outstanding Exposure held by each Lender (whether via participations or otherwise) shall be equal to its Pro Rata Share (as set forth in the column “New Pro Rata Share” in the above table); provided, that upon expiration of the relevant Interest Periods, such participations shall automatically be deemed to be outright purchases by JPM and WCF, and outright sales by LaSalle, of the applicable portion of the Outstanding Exposure and shall be effective without the execution and delivery of any Assignment and Assumption with respect thereto and (c) the Borrower shall not be responsible for the payment of any fees, costs or expenses associated with the transactions described in this Section 2.1.
     2.2 Borrower hereby agrees to execute and deliver in escrow to Administrative Agent on the Amendment Effective Date amended and restated promissory notes in the amount of the new Commitments of each Lender. Administrative Agent hereby agrees to hold such amended and restated promissory notes in escrow until Administrative Agent’s receipt of the original promissory notes currently held by each Lender. Upon Administrative Agent’s receipt of such original promissory note, Administrative Agent will mark such original promissory note as

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cancelled (if not so marked by the applicable Lender), return the cancelled promissory note to Borrower and provide such Lender with its amended and restated promissory note. By each Person’s execution of this Agreement, such Person acknowledges the foregoing and authorizes Administrative Agent to take (and Administrative Agent agrees to take) such actions.
SECTION THREE. CONDITIONS PRECEDENT.
     3.1 The provisions set forth in Sections One and Two hereof shall be effective as of the date (the “Amendment Effective Date”) on which the following conditions precedent are satisfied:
     (a) Administrative Agent shall have received sufficient copies of this Agreement, executed and delivered by Borrower, the Administrative Agent, and each Lender;
     (b) Administrative Agent shall have received an opinion of counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent; and
     (c) Administrative Agent shall have received a certificate of the secretary of the Borrower certifying (i) the names and signatures of the officers of the Borrower authorized to execute and deliver this Agreement and any related documents, (ii) the amended and restated certificate of incorporation of the Borrower and the amended and restated by-laws of the Borrower are complete and correct copies as in effect on the date of such certificate, and (iii) the resolutions of the Borrower’s board of directors approving and authorizing the execution and delivery of this Agreement and any related documents.
SECTION FOUR. MISCELLANEOUS.
     4.1 Representations and Warranties. The representations and warranties contained in the Loan Agreement and in the other Financing Agreements are true and correct in all material respects after giving effect to this Agreement on and as of August 15, 2008 as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and no Event of Default or Default has occurred and is continuing on and as of the August 15, 2008, or would result from this Agreement becoming effective in accordance with its terms.
     4.2 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
     4.3 Entire Agreement. This Agreement, the Loan Agreement and the other Financing Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     4.4 Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract,

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tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).
     4.5 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
     4.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.
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     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date above first written.

BORROWER:

ULTA SALON, COSMETICS & FRAGRANCE,
INC.

By:	/s/ Gregg R. Bodnar
Name: Gregg R. Bodnar
Title: Chief Financial Officer
[Signature Page to Amendment No. 1 – 3rd Amended and Restated Loan and Security Agreement]

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Thomas Lesch
Name:	Thomas Lesch
Title:	Vice President
[Signature Page to Amendment No. 1 – 3rd Amended and Restated Loan and Security Agreement]

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL),
as a Lender

By:	/s/ Vicky Geist
Name:	Vicky Geist
Title:	Director
[Signature Page to Amendment No. 1 – 3rd Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Teresa Bolick
Name:	Teresa Bolick
Title:	Vice President
[Signature Page to Amendment No. 1 – 3rd Amended and Restated Loan and Security Agreement]